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                                                                   Exhibit 99.1

[THE BUCKLE, INC. LOGO]                                        THE BUCKLE, INC.

                                            2407 W. 24th St. Kearney, NE  68845

                                          P.O. Box 1480 Kearney, NE  68848-1480

                                                           PHONE:  308-236-8491

                                                             FAX:  308-236-4493

                                                           WEB:  www.buckle.com
FOR IMMEDIATE RELEASE:  October 13, 2005

CONTACT:  Karen B. Rhoads, Chief Financial Officer
          The Buckle, Inc.
          (308) 236-8491


                           THE BUCKLE, INC. ANNOUNCES
                      A NEW STOCK REPURCHASE AUTHORIZATION


KEARNEY, NE - The Buckle, Inc. (NYSE: BKE) announced today that at a special meeting of the Board of Directors on October 12, 2005, authorization was granted for a new corporate stock repurchase program.

The plan authorizes the corporation to make repurchases from time to time on the open market or through privately negotiated transactions, at the discretion of the Executive Committee of the Board, in an amount up to 500,000 shares of common stock. The timing of the purchases and the amount of stock repurchased will be dictated by financial and market conditions.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel for young men and women, currently operating 336 stores in 38 states.


       News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com

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